Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2014, relating to the consolidated financial statements of Green Bancorp., Inc. and subsidiary contained in Registration Statement No. 333-196982 of Green Bancorp., Inc. on Form S-1.

/s/ DELOITTE & TOUCHE LLP
Houston, Texas
August 7, 2014